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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2016

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (844) 842-8872

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2016, Cherubim Interests, Inc, (the “Company”) entered into a settlement agreement (“Settlement”) in respect of an aggregate of $667,391 (the “Debt”) of outstanding debt on the books and records of the Company. Pursuant to the terms of the Settlement, the Company agreed to convert the Debt into 116,791,552 restricted shares of the Company’s common stock.

Item 3.02 Unregistered Sales of Equity Securities

As noted in Item 1.01 above, on November 29, 2016, the Company entered into the Settlement in respect of the Debt outstanding on the books and records of the Company. Pursuant to the terms of the Settlement, the Company agreed to convert the Debt into 116,791,552 restricted shares of the Company’s common stock. No solicitation was made and no underwriting discounts were given or paid in connection with this transaction. The Company believes that the issuance of shares pursuant to the Agreement was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Settlement Agreement, dated November 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: December 6, 2016	By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer